Exhibit 3.1

CONSENT OF BORDEN LADNER GERVAIS LLP

We consent to all references to us in the registration statement on Form F-7 (the “Registration Statement”) filed by the Carmanah Technologies Corporation under the United States Securities Act of 1933, as amended, including the references to us in the Registration Statement under the captions “Canadian Federal Income Tax Considerations”, “Legal Matters”, “Interests of Experts” and “Documents Filed as Part of the Registration Statement”.

/s/ Borden Ladner Gervais LLP

October 9, 2013